Exhibit 99.1

KonaRed Hires former POM Wonderful Executive as New President & COO

Kyle Redfield brings industry specific sales and managerial experience

KOLOA, Hawaii, August 11, 2015 – KonaRed Corporation (OTCQB: KRED), a food and beverage company based on the exclusive and highly functional Hawaiian CoffeeBerry® coffee fruit from Kona, Hawaii, announced today that it has hired Kyle Redfield as President and Chief Operating Officer.  Mr. Redfield brings an impeccable industry reputation and extensive experience in growing revenue and profitability across the food, beverage, healthy snacks and dietary supplement industry.

For the past four years Mr. Redfield was General Manager of POM Wonderful, LLC, a beverage and fruit extracts company. At POM Wonderful he started the industrial division and grew the Company’s revenue significantly within 2 years time, and the division continues to grow today. The Wonderful Company, parent company to POM Wonderful, generated $3.5 billion in sales as of October 2014. Redfield managed a global sales team, designed and implemented all sales support materials, approved marketing trade expenditures and was the lead negotiator on multiple contracts with co-manufacturers. While expanding global sales reach including opening up the EU and Asia regions, he created multiple processes fo~~r~~ customer service, shipping, technical and regulatory compliance, finance and production and was responsible for full management of profit & loss, overhead, travel & entertainment and budgeting.

Mr. Redfield will oversee KonaRed’s global sales efforts, new product development, staff management, forecasting, production, distribution and day-to-day operations. His focus will be on expanding the sales and marketing strategy to increase revenue and profitability.

KonaRed CEO Shaun Roberts stated, “Kyle is a true professional, and we are honored that he has chosen to join our organization.  Given his extensive industry specific knowledge, experience and results-oriented approach at POM Wonderful, Kyle will be instrumental in implementing key strategic objectives to ensure KonaRed achieves its goals now and into the future.”

“I am thrilled at the opportunity of joining KonaRed as President and COO. The Coffee Fruit category is rapidly gaining momentum and this is the perfect time to join KonaRed, the leader in this growing space.  KonaRed is a young company with a quality, US-based supply source from Hawaii, highly sought after products and a great company culture.  It’s the perfect mix for success.  Shaun Roberts has done an excellent job building the foundation of the business and I’m excited to join him in making this a world class organization,” said Kyle Redfield.

About KonaRed Corporation

KonaRed Corporation produces health and wellness nutritional products, including beverages and nutritional supplements, that bring the attributes of Hawaiian Coffee fruit to an international consumer market. The Company was established in August 2008 and achieved its first sales in February 2009. In October 2013, KonaRed went public and the Company trades on the OTCQB under the symbol KRED. KonaRed, through a licensing agreement with FutureCeuticals, Inc., utilizes innovative, state of the art, proprietary processes that produce antioxidant extracts and powders from the Hawaiian Coffee Fruit. These extracts are used to produce KonaRed's Antioxidant Juice, Green Tea, Coconut Water, On-the-Go Packs and 100% Coffee Fruit Powders. KonaRed Corporation is headquartered in Koloa, Hawaii, and its distribution center is in San Clemente, California. KonaRed products are sold in select Kroger, Vitamin Shoppe, Whole Foods, Safeway, Walmart and 7-Eleven stores as well as in many other retail outlets throughout the US and Canada. More information about KonaRed and its products can be found at www.konared.com.

Forward Looking Statements

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Investor and Media Relations:
Robert Haag
IRTH Communications
kred@irthcommunications.com
866-976-4784